THIS INSTRUMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SECURITIES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

COGNIGEN NETWORKS, INC.

SECURED SUBORDINATED PROMISSORY NOTE

$150,000	June 28, 2007
Salt Lake City, Utah

     FOR VALUE RECEIVED, Cognigen Networks, Inc., a Colorado corporation (the “Company”), promises to pay to BayHill Capital, LLC, a Utah limited liability company (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of One Hundred Fifty Thousand Dollars ($150,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable as follows: (i) in the event a definitive Stock Purchase Agreement (the “Purchase Agreement”) is not executed by the Company and the Investor within 60 days of the date of that certain letter of intent dated June 15, 2007 regarding the Company’s sale of common stock to Investor (the “LOI”) attached hereto as Exhibit A or, if a Purchase Agreement is executed by the parties within 60 days of the date of t he LOI, the Closing (as defined in Paragraph 9 of the LOI) does not occur within 90 days of the date of the LOI, all unpaid principal, together with any then unpaid and accrued interest is declared due and payable by Investor; (ii) in the event the Closing does not occur within 90 days of the date of the LOI and the unpaid principal, together with any then unpaid and accrued interest, has not been paid to Investor within ninety-five (95) days of the date of the LOI, Investor, at its option, shall have the right to have the full amount of the unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, repaid in shares of the Company’s common stock, based upon a conversion price equal to the lower of (a) $0.05 per share, or (b) eighty percent (80%)

of the average closing bid price of the Company’s common stock for the five (5) trading days immediately preceding the date of Investor’s election to convert such principal and interest into shares of the Company’s common stock; (iii) if a Purchase Agreement is executed by the parties within 60 days of the date of the LOI and the Closing occurs within 90 days of the date of the LOI, all unpaid principal hereunder will be credited against the purchase price obligation of Investor at Closing, and the full amount of any unpaid and accrued interest thereon will be due and payable to Investor; and (iv) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

     THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY AN AMENDED SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

     The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

               (a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

               (b)   “Event of Default” has the meaning given in Section 5 hereof.

               (c)   “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

               (d)    “Purchase Agreement” has the meaning given in the introductory paragraph  hereof.

               (e)   “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor pursuant to the terms of this Note or the Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder.

               (f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

               (g) “Securities Act” shall mean the Securities Act of 1933, as amended.

               (h) “Transaction Documents” shall mean this Note, the Purchase Agreement, and such other documents as may reasonably be required to carry out the intent of the transactions contemplated thereunder.

          2.    Interest. Accrued interest on this Note shall be payable at maturity of the principal amount hereunder.

          3.   Prepayment. This Note may not be prepaid.

          4.   Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

               (a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

               (b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and (i) such failure shall continue for 15 days after the Company receives notice thereof from Investor, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial 15-day period; or

               (c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

               (d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

               (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

          5.  Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other noti ce of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 4(d) or 4(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise a ny other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

          6.  Subordination. This Note shall be subject to and subordinate to prior liens of the Company in favor of Silicon Valley Bank (with respect to obligations arising pursuant to an Amended and Restated Loan and Security Agreement dated as of April 23, 2007, to be effective March 26, 2007), Global Crossing Bandwidth, Inc., VenCore Solutions, Inc., (with respect to obligations arising pursuant to a Loan and Security Agreement dated October 11, 2006) and the State of Washington (with respect to an Electronic Partial Payment Agreement dated November 27, 2006).

          7.   Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parti es.

          8.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.

          9.  Transfer of this Note. This Note is not transferrable.

          10.  Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor or by Investor without prior written consent of the Company.

          11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party to the respective addresses or facsimile number of the parties as set forth below, or at such other address or facsimile number as the recipient of any notice shall have notified the other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S.  mail, first class with postage prepaid.

Company:

Cognigen Networks, Inc.
6405 – 218th Street, S.W., Suite 305
Mountlake Terrace, Washington
Attention: Gary L. Cook
Telephone: (425) 329 -2300
Facsimile: (425) 329-2301

Effective August 1, 2007
9740 Appaloosa Way, Suite 200
San Diego, CA 92131
Telephone: (858) 357-8767

with a copy to:

Gary L. Cook 61 W. Surrey Drive Castle Rock, CO 80108 (303) 858-8797

Investor:

BayHill Capital, LLC 1559 N. Technology Way Orem, Utah 84097 Attention: Robert K. Bench Telephone: (801) 437-9679 Facsimile: (801) 705-9372

with a copy to:

Parr Waddoups Brown Gee & Loveless 185 South State Street, Suite 1300 Salt Lake City, UT 84111 Attention: Brian Lloyd Telephone: (801) 532-7840 Facsimile: (801) 532-7750

          12.     Payment. Payment shall be made in lawful tender of the United States.

          13.   Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percentage points (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          14.   Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          15.   Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law provisions of the State of Colorado or of any other state.

The Company has caused this Note to be issued as of the date first written above.

                                   COGNIGEN NETWORKS, INC.
                                    a Colorado corporation

                                                                                                              By: ____________________________________

                                                                                                              Name: _________________________________

                                                                                                              Title: ___________________________________

EXHIBIT A

LETTER OF INTENT